EMPLOYMENT AGREEMENT


          THIS AGREEMENT is made as of the 1st day of February, 1997, by and between Mercury Finance Company, a Delaware corporation ("Employer") and William
A. Brandt, Jr. ("Employee").

                                   WITNESSETH:

          WHEREAS, the parties hereto desire to provide for the employment of Employee with Employer on the terms and conditions stated below; and

          WHEREAS, Employee is presently an employee and shareholder of Development Specialists, Inc. ("DSI") and the Employee acknowledges that he intends to remain an employee and shareholder of DSI;


          NOW, THEREFORE, in consideration of the mutual undertakings of the parties hereto, it is agreed as follows:

          1.   Employment


               (a) Employer hereby employs Employee in the capacity of President and Chief Executive Officer with such obligations as are assigned to him from time to time by the Board of Directors and with all rights which accompany such offices. All personnel of Employer shall report to Employee.


               (b)  The term of employment shall continue until the earlier of
     (i) Employer providing notice to Employee that Employee's employment is terminated, or (ii) thirty days following notice of Employee of his intent to terminate employment.


               (c) Employee hereby accepts employment with Employer in the capacity and subject to the provisions of paragraphs 1(a) and 1(b) above and, while so employed, agrees to devote such portion of his working time and attention to the affairs and business of Employer as are necessary to fulfill his obligations hereunder, provided, however, that Employee shall not be prevented from continuing his employment with DSI and Employee shall be entitled to retain DSI to assist him in his duties.


          2.   Direct Compensation

               (a) Salary. In consideration of the services to be rendered by Employee under this Agreement, Employer shall pay Employee or his designee compensation at an annual rate of $750,000 ("Salary"). Salary shall be payable on a bi-weekly basis, or at such other intervals as are customary for the Employer's salaried employees.

               (b) Expenses. Employer shall reimburse Employee for reasonable business expenses incurred by Employee in the performance of his duties under this Agreement, including expenses for entertainment, travel and similar items, upon submission to the Employer of reasonable documentation thereof, all in accordance with standards established from time to time by the Employer.

          3.  Employee Benefits

               Employee shall not be entitled to any employee benefits and waives all rights thereto.

          4.   Termination of Employment

               In the event of the termination of Employee's employment pursuant to Paragraph 1(b)(i) hereof, at the election of Employer, Employee shall receive (i) 90 days notice of termination or (ii) continuation of compensation for 90 days.

          5.  Restrictions

               Employee agrees that he shall be bound by the terms of the Confidentiality Agreement of DSI entered into with Employer on or prior to the date hereof.

          6.  Indemnification

               Employer shall indemnify Employee from and against any and all claims, liability, loss, cost, damage or expense (including reasonable attorney's fees) asserted against him or incurred by him, by reason of or arising out of this Agreement or performance under this Agreement, except where primarily caused by the willful misconduct, dishonesty, fraudulent act or omission, or gross negligence of Employee.

          7.  Miscellaneous

               (a) Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and sent by certified mail
     (i) to Employee at the address of DSI; and (ii) to Employer at its principal place of business.

               (b) The captions set forth in this Agreement are for convenience only and shall not be considered as part of this Agreement or as binding or amplifying the terms and provisions hereof.

               (c) This Agreement and all rights and benefits hereunder are personal to Employee, and neither this Agreement nor any right or interest of Employee herein, or arising hereunder, shall be subject to voluntary or involuntary sale, transfer or assignment.

               (d) This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Illinois.

          8.   Entire Agreement

               This Agreement expresses the entire Agreement of the parties, and all promises, representations, understandings, arrangements and prior agreements are merged herein and superseded hereby. No person, other than pursuant to a resolution of the Board of Directors of Employer, shall have any authority on behalf of Employer to agree to modify or change this Agreement or anything in reference thereto.

          IN WITNESS WHEREOF, Employer and Employee have executed or caused this Agreement to be duly executed, as of the day and year first above written.


MERCURY FINANCE COMPANY



By /s/ Patrick J. O'Malley              William A. Brandt, Jr.
                                             Employee
Title Assistant Secretary